                                                                   EXHIBIT 10.18



                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 10th day of February 2000, by and between WILLIAM K. DURHAM d/b/a TRINITY SERVICES ("Seller") and SIERRA WELL SERVICE, INC., a Delaware corporation ("Purchaser").

                                    RECITALS:

         A. Seller owns and operates a well servicing business based out of Kingsville, Texas (the "Business").

         B. Purchaser desires to purchase and acquire, and Seller is willing to sell and transfer, certain of the properties and assets comprising the Business as hereinbelow more particularly described.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:


                                    ARTICLE I

                                PURCHASE AND SALE

         1.01 TRANSFER OF ASSETS. At the Closing, which shall occur on the Closing Date (both terms as defined in Section 7.01 hereof), and subject to the terms and conditions of this Agreement, Seller shall grant, sell, convey, assign, and deliver to Purchaser, and Purchaser shall pay for and accept from Seller, all of the following assets:

                  (a) All of the assets, properties, equipment, inventories, and rights of every kind, character, and description, whether tangible or intangible, comprising or used in the business operated by Seller under the name "Trinity Services," save and except the Excluded Assets (hereinafter defined), all such items being sold hereunder being hereinafter collectively referred to as the "Assets." Seller is not selling and the Assets shall not include (i) any accounts receivable, notes receivable, deposits, prepayments, bank accounts, cash, and other liquid assets of a similar nature of Seller as of the Closing Date, (ii) any contracts that by their terms are non-assignable or for which Seller is unable to obtain requisite consents to assignment at or prior to Closing notwithstanding its good faith efforts or that Purchaser may elect not to assume under the terms of this Agreement, and (iii) any personal items belonging to Seller or his family which are not necessary to the operation of the Business, as listed on EXHIBIT A attached hereto and made a part hereof (items (i)-(iii) being hereinafter collectively referred to as the "Excluded Assets").


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                  (b)      Without limiting the foregoing, the Assets shall
                           include the following assets, properties, and rights of Seller:

                           (i) all of the machinery, equipment, tools, vehicles, rolling stock, furnishings, goods, and other tangible personal property described on EXHIBIT B attached hereto and made a part hereof for all purposes, together with all attachments and accessions thereto and all associated personal property used or obtained for use in connection therewith (the "Tangible Personalty");

                           (ii) all of Seller's rights under the service and supply contracts, leases, commitments, and agreements which may relate to the clients listed on EXHIBIT C attached hereto and made a part hereof for all purposes, together with any other such agreements entered into by Seller between the date hereof and the Closing in accordance with this Agreement, (collectively, the "Contracts") save and except any such Contracts which by their terms are non-assignable or for which Seller is unable to obtain requisite consents to assignment at or prior to Closing or which Purchaser may elect not to assume under the terms of this Agreement;

                           (iii) any usable and salable raw materials and supplies of the Business as of the Closing (the "Inventory");

                           (iv) all technologies, methods, formulations, data bases, patents, trademarks, trade secrets, know-how and other intellectual property used in the Business;

                           (v) all existing and assignable guaranties and warranties (express or implied), if any, issued in connection with the purchase, lease, construction, alteration, and/or repair of any property included within the Assets;

                           (vi) all information, files, records, data, plans, and recorded information, including supplier lists and customer lists, relating to the ownership and operation of the Business, provided that Seller shall be entitled to keep, retain and utilize copies of all accounting and tax records maintained by Seller;

                           (vii) all goodwill of the Business and all right, title, and interest of Seller in and to the name "Trinity Services" and any other trade or assumed names used by Seller in the operation of the Business; and

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ASSET PURCHASE AGREEMENT                                                  PAGE 2

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                           (viii)   any and all other assets of Seller
                                    comprising or used in the Business other than Excluded Assets.

         1.02 PURCHASE PRICE. At the Closing, in accordance with the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Seller, and subject to adjustment as hereinafter provided, Purchaser shall purchase the Assets from Seller for a purchase price (the "Purchase Price") of ONE MILLION SEVEN HUNDRED FORTY-NINE THOUSAND AND NO/100 DOLLARS ($1,749,000.00), together with the additional amounts described below, payable as follows:

                  (a) Purchaser shall pay the sum of $1,499,000.00 to Seller in immediately available funds at the Closing;

                  (b) Purchaser shall execute and deliver to Seller at Closing its promissory note in the face principal amount of $250,000.00, bearing interest and payable to the order of Seller as therein provided, said note to be substantially identical in form and substance to that attached hereto as EXHIBIT D (the "Note") and to be secured by a security agreement which covers the Assets and is substantially identical in form and substance to that attached hereto as EXHIBIT E (the "Security Agreement");

                  (c) Purchaser shall reimburse Seller for certain costs of repairs and refurbishments as more particularly provided in Section 5.12; and

                  (d) Purchaser may pay certain Extension Fees (as defined in Section 7.01) to the Escrow Agent (hereinafter defined) and such Extension Fees shall either be delivered to Seller as additional consideration for this sale of the Assets or shall be otherwise disposed of as provided in this Agreement and the Escrow Agreement.

Seller and Purchaser hereby allocate the Purchase Price among the Assets as set forth on SCHEDULE 1.02 attached hereto and made a part hereof and agree to be bound by such allocation for federal income tax and all other purposes incident to this agreement.

         1.03 ESCROW AGREEMENT/BREAK-UP FEE. Contemporaneously with the execution and delivery of this Agreement, Seller, Purchaser, and The Kleberg First National Bank (the "Escrow Agent") are entering into an escrow agreement that is substantially identical in form and substance to that attached hereto as EXHIBIT F, pursuant to which Purchaser shall deposit the sum of Fifty Thousand and No/100 Dollars ($50,000) in immediately available funds with the Escrow Agent for retention, investment, and ultimate disposition by the Escrow Agent as provided therein. As used in this Agreement, "Break-Up Fee" shall mean and refer to such $50,000 deposit, together with all interest accruing thereon while held by the Escrow Agent. If the sale contemplated hereby is closed pursuant to the terms of this Agreement, the Break-Up Fee shall be applied to a corresponding


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ASSET PURCHASE AGREEMENT                                                  PAGE 3

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amount of the Purchase Price payable by Purchaser to Seller at the Closing. The
Break-Up Fee shall otherwise be applied, remitted, or paid as elsewhere provided in this Agreement and the Escrow Agreement.

         1.04 WARRANT. As a material consideration of this Agreement to Seller, upon the occurrence of any Sierra IPO (as defined in Section 7.01), Purchaser shall issue to Seller a warrant for the purchase of common stock in Seller that is substantially identical in form and substance to that attached hereto as EXHIBIT G (the "Warrant"). The number of shares of common stock that is subject to the Warrant shall be determined by dividing 250,000 by the share price at which common stock is issued in any Sierra IPO. Seller shall have the option and right to offset any indebtedness owing by Purchaser to Seller under the Note against the purchase price payable by Seller to Purchaser in exercising its rights under the Warrant.

         1.05 ASSUMED LIABILITIES. At the Closing, Purchaser shall assume and agree to pay, discharge, or perform, as appropriate, all liabilities and obligations of Seller arising following the Closing Date under only any Contracts which Purchaser elects to assume pursuant to this Agreement and for which Seller obtains requisite consents to assignment and assumption by Purchaser.

         1.06 LIABILITIES NOT ASSUMED. Except as expressly provided in Section
1.05 hereof, Purchaser does not assume or agree hereunder to pay, perform, or discharge any debt, obligation, tax, or liability, known or unknown, contingent or otherwise, of Seller of any kind or nature whatsoever. Without limiting the foregoing, in no event shall Purchaser assume or incur any liability or obligation under this Agreement or otherwise in respect of any of the following:

                  (a) any claim for injury to person or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement, or guarantee made by Seller, or alleged to have been made by Seller, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold or leased by or on behalf of Seller or arising from events occurring on or prior to the Closing Date or any action or inaction of Seller;

                  (b) any federal, state, or local income or other tax payable with respect to the business, assets, properties or operations of Seller or any member of any affiliated group of which Seller is a member, or incident to or arising as a consequence of the negotiation or consummation by Seller of this Agreement and the transaction contemplated hereby, save and except: (i) any applicable property taxes for calendar year 2000 which will be prorated by the parties as of the Closing Date with an appropriate credit to Purchaser at the Closing, and (ii) any sales or transfer taxes resulting from the consummation of this transaction, which will be the sole responsibility of Purchaser;



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ASSET PURCHASE AGREEMENT                                                  PAGE 4

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                  (c)      any liability or obligation arising prior to the
                           Closing Date under any law, ordinance, or governmental or regulatory rule or regulation, whether federal, state, or local, to which Seller or Seller's business operations, assets, or properties are subject relating to pollution or protection of the environment;

                  (d) any liability or obligation arising prior to or as a result of the Closing to any employees, agents, or independent contractors of Seller, whether or not employed by Purchaser after the Closing Date, or under any benefit arrangement with respect thereto, including any obligations of Seller under any defined benefit plan, employee benefit plan, or severance plan;

                  (e) any liability or obligation of Seller incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby, including fees and expenses of counsel, accountants, and other professionals, except as specifically provided in Section 6.02(c).


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents, warrants, and covenants to and with Purchaser as of the date hereof and the Closing Date, as follows:

         2.01 AUTHORITY; ENFORCEABILITY. Seller has full power, authority, and legal right to enter into this Agreement and to consummate the transactions provided for herein. All actions on the part of Seller necessary to consummate the transaction contemplated by this Agreement have been duly taken as required by applicable law and any applicable agreements. This Agreement has been, and the other agreements, documents, and instruments required to be delivered by Seller in accordance with the provisions hereof have been or will be, duly executed and delivered by Seller and constitute (or will at Closing constitute) the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to or limiting creditors' rights or by legal principles of general applicability governing the availability of equitable remedies.

         2.02 ABSENCE OF VIOLATION OR CONFLICTS. To the best of Seller's knowledge, the execution, delivery and performance of the transactions contemplated by this Agreement by Seller do not and will not (a) violate, conflict with, or result in the breach of any term, condition, or provision of, or require the consent of any other person under, (i) any law, ordinance, or governmental rule or regulation known to Seller and to which Seller, the Assets, or the Business is subject, (ii) any judgment, order, writ, injunction, decree, or award of any court, arbitrator, or governmental or


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ASSET PURCHASE AGREEMENT                                                  PAGE 5

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regulatory official, body, or authority which is known to Seller and which is applicable to Seller, the Assets, or the Business, (iii) any mortgage, indenture, or other instrument, document, or understanding, oral or written, to which Seller is a party, by which Seller may have rights, or by which any of the Assets or the Business may be bound or affected, and (b) give any party with rights thereunder the right to terminate, modify, accelerate, or otherwise change the existing rights or obligations of Seller thereunder. To the best of Seller's knowledge, no authorization, approval, or consent of, and no registration or filing with, any governmental or regulatory official, body, or authority is required in connection with the execution, delivery or performance of this Agreement by Seller.

         2.03 TITLE TO ASSETS. Seller has (or will have at Closing) good and marketable title to all the Assets, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions, and other encumbrances and defects of title of any nature whatsoever, except for (i) liens for current ad valorem or similar taxes which are not yet due and payable and
(ii) required consents to assignment of the Contracts (collectively, the "Permitted Encumbrances").

         2.04 CONTRACTS. To the best of Seller's knowledge, Seller is not in material default (nor is there any event which with notice or lapse of time or both would constitute a material default) under any of the Contracts.

         2.05 COMPLIANCE WITH LAW; AUTHORIZATIONS. To the best of Seller's knowledge, Seller has complied with each, and is not in violation of any, law, ordinance, or governmental or regulatory rule or regulation, whether federal, state, local or foreign, to which Seller and Seller's business, operations, assets, and properties are subject ("Regulations"). To the best of Seller's knowledge, Seller owns, holds, possesses, or lawfully uses in the operation of the Assets and the Business all licenses, permits, easements, rights, applications, filings, registrations and other authorizations ("Authorizations") which are in any manner necessary for such ownership and use by Seller, free and clear of all liens, charges, restrictions, and encumbrances and in compliance with all Regulations. To the best of Seller's knowledge, Seller is not in default, nor has it received any notice of any claim of default, with respect to any such Authorization.

         2.06 LITIGATION. No litigation, including any arbitration, investigation, or other proceeding of or before any court, arbitrator or governmental or regulatory official, body, or authority, is pending in which Seller is a party and in which Seller has been served with process or otherwise notified or, to the knowledge of Seller, threatened against Seller which relates to the Assets, the Business, or the transactions contemplated by this Agreement, nor does Seller know of any reasonably likely basis for any such litigation, arbitration, investigation, or proceeding, the result of which could materially adversely affect the Assets, the Business, or the transaction contemplated hereby. Seller is neither party to nor subject to the provisions of any judgment, order, writ, injunction, decree, or award of any court, arbitrator, or governmental or regulatory official, body, or authority which may materially adversely affect Seller, the Assets, the Business, or the transaction contemplated hereby.


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ASSET PURCHASE AGREEMENT                                                  PAGE 6

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         2.07 ENVIRONMENTAL MATTERS. There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation of which Seller has been notified, or proceeding pending or, to the knowledge of Seller, threatened, against Seller in connection with the ownership, use, or operation of the Assets or the Business or with the transaction contemplated hereby, relating in any way to Environmental Laws and Regulations (hereinafter defined).

         As used herein, "Environmental Laws and Regulations" shall include, but not be limited to:

                  (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.ss.ss.9601-9657, and any amendments thereto;

                  (ii) the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss.6901-6987 and any amendments thereto;

                  (iii) Safe Drinking Water Act, 42 U.S.C.ss.300(f) et seq. and any amendments thereto;

                  (iv) Any and all environmental acts, statutes, and other laws of the State of Texas; and

                  (v) Any and all regulations, rules, and administrative orders issued or promulgated pursuant to any of the foregoing.

                  (b) Seller agrees to cooperate reasonably with Purchaser in connection with Purchaser's application for the transfer, renewal or issuance of any permits, licenses, approvals, or other authorizations or to satisfy any regulatory requirements involving the transfer of the Business to Purchaser.

         2.08 TAX AND OTHER RETURNS AND REPORTS. Seller has not received any notice of assessment or proposed assessment in connection with any of the Assets or the Business and, to the knowledge of Seller, there are no pending tax examinations or tax claims asserted against any of the Assets or the Business. There are no tax liens (other than any lien for current ad valorem taxes not yet due and payable) on any of the Assets or the Business.

         2.09 CONSENTS. Seller is not aware of any consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any federal, state or local governmental authority or any other person on the part of Seller which is required in connection with the completion of the transactions contemplated by this Agreement and the operation by Purchaser of the Business in the manner in which it is currently conducted.


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ASSET PURCHASE AGREEMENT                                                  PAGE 7

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         2.10 FINANCIAL MATTERS.

                  (a) Financial Statements. Seller has previously furnished to Purchaser unaudited financial statements of Seller for the years ended December 31, 1998 and 1997 and for the interim period ended September 30, 1999. These financial statements have been prepared in a manner that is consistent with the books and records of Seller and present fairly the information contained therein in the same manner as such information has been historically reported by Seller.

                  (b) Liabilities. To the best of Seller's knowledge, except for the liabilities reflected on the financial statements specified above, there are no, and on the Closing Date will be, no other material liabilities of any nature, whether accrued, absolute, contingent, or otherwise and whether due or to become due, or arising out of transactions entered into, or any state of facts existing, prior to the Closing Date which will encumber the Assets or impair the use, value, or ownership thereof by the Purchaser following the Closing. There has been no material adverse change in the financial condition, results of operations, assets, liabilities, business or prospects of the Business since September 30, 1999, except that certain pay raises, as previously disclosed by Seller to Purchaser in writing, have been provided to employees of Seller in the ordinary course of Seller's business.

         2.12 ABSENCE OF CERTAIN CHANGES. Since September 30, 1999, except as disclosed in writing to Purchaser or as otherwise permitted or contemplated by this Agreement, there has not been (i) any amendment, termination, or revocation, or threatened termination, revocation or modification of any license, permit, or franchise required for the continued operation of the Business; (ii) any sale or transfer of the Assets; (iii) any pledge or subjection to lien, charge or encumbrance of any kind, of, on or affecting any of the Assets; or (iv) any material damage, destruction, or loss of or to the Assets, whether or not covered by insurance.

         2.13 OTHER. No representation or warranty by the Seller in this Agreement and no written information furnished by Seller to Purchaser pursuant to or in connection with the transactions contemplated by this Agreement contains as of the date made any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.


                                   ARTICLE III

                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

         Purchaser hereby represents and warrants to Seller as of the date hereof and the Closing Date, as follows:

         3.01 ORGANIZATION. Purchaser is a corporation duly organized and existing in good standing under the laws of the State of Delaware and has the power and authority to carry on its business as contemplated by this Agreement.


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ASSET PURCHASE AGREEMENT                                                  PAGE 8

         3.02 AUTHORITY. Purchaser has full power, authority, and legal right to enter into this Agreement and to consummate the transaction provided for herein. The execution and delivery of this Agreement and the other instruments specified herein, and the consummation of the transaction provided for herein, by Purchaser have been duly and validly authorized by all necessary action on the part of Purchaser and are in compliance with applicable law. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Purchaser in accordance with the provisions hereof have been or will be, duly executed and delivered by Purchaser and constitute (or will at Closing constitute) the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to or limiting creditors' rights or by legal principles of general applicability governing the availability of equitable remedies.

         3.03 ABSENCE OF VIOLATIONS OR CONFLICTS. The execution, delivery, and performance of the transaction contemplated by this Agreement by Purchaser do not and will not violate, conflict with, or result in the breach of any term, condition, or provision of, or require the consent of any other person under,
(a) any law, ordinance, or governmental rule or regulation known to Purchaser and to which Purchaser is subject, (b) any judgment, order, writ, injunction, decree, or award of any court, arbitrator, or governmental or regulatory official, body, or authority which is applicable to Purchaser (c) the governing documents of Purchaser or any securities issued by Purchaser, or (d) any mortgage, indenture, or other instrument, document, or understanding, oral or written, to which Purchaser is a party or by which Purchaser may have rights. No authorization, approval, or consent of, and no registration or filing with, any governmental or regulatory official, body, or authority is required in connection with the execution, delivery or performance of this Agreement by Purchaser

         3.04 OTHER. No representation or warranty by Purchaser in this Agreement and no written information furnished by Purchaser to Seller pursuant to or in connection with the transactions contemplated by this Agreement contains as of the date made any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

         3.05 DUE DILIGENCE. Upon Closing hereunder, Purchaser will have conducted such examinations, inquiries, and other due diligence as Purchaser deems necessary and appropriate to conclude the transaction contemplated hereby in light of the express representations, warranties, and covenants of Seller under this Agreement. Purchaser is not presently aware of any material inaccuracy of any of Seller's representations and warranties in this Agreement.


                                   ARTICLE IV

                          SURVIVAL AND INDEMNIFICATION

         4.01 SURVIVAL. The parties agree that all of the representations, warranties and covenants contained in this Agreement or in any document, certificate, instrument, schedule or exhibit delivered


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pursuant to this Agreement shall survive the Closing without time limitation, except that (a) the representations and warranties of Seller in Sections 2.04 -
2.13 and the representations and warranties of Purchaser in Section 3.04 shall survive only for a period of one (1) year following the Closing unless the party claiming a breach shall assert the same by written notice to the other party within such one-year period and (b) Seller will have no liability for the breach or inaccuracy of any of its representations or warranties under Article II of this Agreement unless, prior to any termination or expiration of such representations or warranties pursuant to the foregoing, Purchaser notifies Seller in writing of the alleged breach or inaccuracy, specifying the factual basis of the claim with reasonable certainty to the extent then known by Purchaser and the amount of actual damages incurred by Purchaser as a result thereof to the extent then known by Purchaser. Notwithstanding any provisions of this Agreement to the contrary, (a) Seller shall have no liability for the breach of any of its representations or warranties under Article II of this Agreement unless the total of all damages incurred by Purchaser as a result thereof exceeds $20,000; and (b) in no event shall Seller's liability for the breach or inaccuracy of its representations and warranties under Article II of this Agreement or for indemnification under Section 4.02(a) ever exceed the principal sum of $250,000, exclusive of interest, attorneys' fees, and expenses of litigation; provided, however, that such limitations shall be inapplicable to any damages incurred or sustained by Purchaser as a consequence of the breach of Seller's title covenants and warranties in Section 2.03 of this Agreement.

         4.02 INDEMNIFICATION BY SELLER. Subject to the limitations of Section 4.01, Seller agrees to indemnify, hold harmless, and defend Purchaser after the Closing Date against and in respect of any of the following matters which may be asserted or established:

                  (a) Any and all damages, losses, expenses, liabilities, or deficiencies resulting from any breach of the warranties, representations and covenants of Seller contained in this Agreement or in any schedule hereto;

                  (b) Any and all liabilities, damages, losses, or expenses incurred or paid by Purchaser as a result of the nonpayment or assessment of taxes with respect to the Assets or the Business attributable to periods prior to and including the Closing Date;

                  (c) Any and all damages, losses, expenses, liabilities, or deficiencies incurred or paid by Purchaser as a result of a claim of any kind arising from the ownership or operation of the Assets or the Business prior to and including the Closing Date (except for those obligations and liabilities of Seller, if any, that are expressly assumed by the Purchaser pursuant to Section 1.05 hereof); and

                  (d) All demands, assessments, judgments, costs, and expenses (including reasonable legal fees and other expenses of litigation, both at the trial and appellate level) arising from or in connection with any action, suit,


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ASSET PURCHASE AGREEMENT                                                 PAGE 10
                           proceeding, or claim incident to any of the matters indemnified in subparts (a)-(c) of this Section 4.02.

         4.03 INDEMNIFICATION BY PURCHASER. Subject to the limitations of
Section 4.01, Purchaser agrees to indemnify, hold harmless, and defend Seller after the Closing Date against and in respect of any of the following matters which may be asserted or established:

                  (a) Any and all damages, losses, expenses, or deficiencies resulting from any breach of the warranties, representations and covenants of Purchaser contained in this Agreement or in any schedule hereto;

                  (b) Any and all liabilities, damages, losses, or expenses incurred or paid by Seller as a result of the nonpayment of taxes with respect to the Assets or the Business attributable to periods after the Closing Date or any transfer taxes attributable to this transaction as specified in Section 5.05;

                  (c) Any and all damages, losses, expenses, liabilities, or deficiencies incurred or paid by Seller as a result of a claim of any kind arising from the ownership or operation of the Assets or the Business by Purchaser after the Closing Date; and

                  (d) All demands, assessments, judgments, costs, and expenses (including reasonable legal fees and other expenses of litigation, both at the trial and appellate level) arising from or in connection with any action, suit, proceeding, or claim incident to any of the foregoing.


                                    ARTICLE V

                                OTHER AGREEMENTS

         5.01 CONTINUING OPERATION OF BUSINESS. Seller hereby agrees, on and after the date of this Agreement and until the Closing hereunder (except upon the prior written consent of Purchaser and except as otherwise contemplated in this Agreement or the exhibits or schedules hereto):

                  (a) To operate the Business in the ordinary and regular course and not to engage in any transaction or activity or enter into any agreement or make any commitment except in the ordinary and regular course of business or enter into any material agreement or make any material commitment;

                  (b) To operate the Business in the same manner as heretofore conducted, and not to institute any new methods of processing, purchase, sale, lease, management, accounting, or operation;


--------------------------------------------------------------------------------
ASSET PURCHASE AGREEMENT                                                 PAGE 11

                  (c) Except as otherwise specifically provided in Section 5.12, to maintain and repair the Assets, at Seller's sole cost and expense, in the same manner as Seller has heretofore maintained and repaired the same;

                  (d) To maintain all leases, easements, rights-of-way, permits, Contracts, and other rights necessary for the operation of the Assets in full force and effect;

                  (e) To use its best efforts to preserve the business organization of the Business and to preserve its relationship with customers, suppliers, and others having business relations with it;

                  (f) Not to make any sale or distribution of, or grant any other interest in, the Assets, except for the sale of inventory in the ordinary course of business;

                  (g) Not to grant any increase in the compensation of the employees of Seller, whether now or hereafter payable; provided that in no event is anything in this Agreement to be construed that Purchaser has agreed to assume any of the Seller's obligations, contractual or otherwise, with respect to any of the Seller's employees;

                  (h) To maintain in full force and effect all existing policies of liability, casualty, and other insurance presently maintained by Seller with respect to the Assets and the Business, including, without limitation, the policies described on attached
                           SCHEDULE 5.01(H).

         5.02 PURCHASER'S CONTINUING INSPECTION RIGHTS. Seller agrees that, pending Closing, it will (a) provide or cause to be provided to Purchaser, or its representatives, during normal business hours or otherwise, if necessary, full access to all of its properties, assets, books, agreements, commitments and records; (b) furnish Purchaser and its representatives with such information concerning any of its operations and affairs as they may reasonably request; and
(c) furnish to Purchaser true copies of all financial and operating statements of Seller.

         5.03 EXCLUSIVE DEALING. During the period from the date of this Agreement through the Closing Date, Seller shall not, directly or indirectly, encourage, initiate, or engage in discussions or negotiations with, or provide any information to, or enter into any agreement to sell the Assets with, any person, firm, company, or other entity, other than Purchaser.

         5.04 EMPLOYEES. Except as may be specifically provided in this Agreement, Purchaser shall assume no liability for any agreements, arrangements, commitments, policies, or understandings of any kind relating to employment, compensation, or benefits for present or former employees of Seller prior to the Closing Date, including, but not limited to, severance pay, retirement benefits, accrued vacation pay, or benefits or medical claims incurred before the Closing Date. Without limiting the foregoing, Seller shall bear the full cost and expense of any severance expenses


--------------------------------------------------------------------------------
ASSET PURCHASE AGREEMENT                                                 PAGE 12
and benefits which result from the termination of any employees of the Business not hired by Purchaser or otherwise retained in Seller's employ. To the extent Purchaser may elect to employ any current employees of Seller upon Closing, each employee so employed by Purchaser upon Closing shall be eligible for participation in Purchaser's current employee benefit programs with full credit for length of service prior to Closing with the Company. Seller acknowledges and agrees that the decision to hire any current employees of Seller is solely in the discretion of Purchaser and that Purchaser has no obligation of any kind to employ any of the existing employees of Seller following Closing.

         5.05 EXPENSES. Except as otherwise provided herein, each party hereto shall pay its own expenses and costs incurred in connection with the negotiation and consummation of this Agreement and the transaction contemplated hereby. Purchaser shall pay all federal, state, and local sales, documentary and other transfer taxes, if any, due as a result of the purchase, sale, or transfer of the Assets.

         5.06 BROKERS. Each of the parties represents and warrants that it has dealt with no broker or finder in connection with the transaction contemplated by this Agreement, and insofar as it knows, no broker or other person is entitled to any commission or finder's fee in connection with this transaction. Each of the parties shall be solely responsible for any brokerage commissions or finder's fees arising from this transaction based upon arrangements made by or on behalf of such party and agrees to indemnify and hold the other party harmless from any claims or liabilities (including reasonable attorneys' fees and court costs) with respect thereto.

         5.07 LOSS. If, before the Closing Date, the Assets are destroyed, or if there has been damage to the Assets which would cost in excess of $250,000 to repair or replace, and such repair or replacement shall not have been completed by the Closing Date to Purchaser's reasonable satisfaction, then Purchaser, at its option, may either (a) proceed to Closing, in which event Seller shall assign to Purchaser at Closing all insurance proceeds payable with respect to such loss and Purchaser shall receive a credit at Closing against the Purchase Price for any remaining sums necessary to effectuate such repairs (including, without limitation, applicable deductibles) or (b) terminate this Agreement, in which event the Break-Up Fee shall be immediately refunded to Purchaser and, except as otherwise expressly provided in this Agreement, neither party shall have any further rights or obligations hereunder. If, before the Closing Date, there has been damage to the Assets which would cost $250,000 or less to repair or replace, and such repair or replacement shall not have been completed by the Closing Date to Purchaser's reasonable satisfaction, then the parties shall remain obligated to close this transaction, but Purchaser shall be entitled to an assignment at Closing of all insurance proceeds payable with respect to such loss and shall additionally receive a credit at Closing against the Purchase Price in an amount to be agreed upon by Purchaser and Seller for any remaining sums necessary to effectuate such repairs (including, without limitation, applicable deductibles). If Purchaser and Seller are unable to agree upon the remaining sum necessary to effectuate repairs, they shall refer such determination to Superior Auctioneers of San Antonio, Texas, or other mutually acceptable equipment appraiser, whose decision shall be final, binding, and conclusive as to and upon all concerned.


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ASSET PURCHASE AGREEMENT                                                 PAGE 13

         5.08 ASSIGNMENT OF CONTRACTS. At least five (5) days prior to the Closing Date, Seller shall provide a written listing and copies of all then operative or effective Contracts to Purchaser. At or prior to Closing, Purchaser shall notify Seller of those Contracts, if any, which Purchaser desires to assume at Closing. If Purchaser does not issue such notification, Purchaser shall be deemed to desire to assume all of the Contracts listed and provided by Seller on its notification to Purchaser. Seller will use its best efforts to procure any necessary consents for the assignment of all Contracts which Purchaser desires to assume at the Closing. The failure of Seller, notwithstanding such efforts, to secure any required consent to the assignment of such Contracts shall not be a condition to Closing or a breach by Seller hereunder.

         5.09 POST-CLOSING OPERATIONS BY SELLER. Purchaser acknowledges that Seller will continue to operate its business following Closing for the limited purposes of collecting accounts receivable and other obligations owed to it and discharging any liabilities it might have. Following Closing, Seller may continue to utilize the name "Trinity Services" in connection with the above-specified activities and the winding up of its business and affairs, but for no other purposes without the prior written consent of Purchaser. Any checks or other payments received by Seller or Purchaser which are in payment of receivables or other obligations owed to Seller shall be the property of Seller. Any checks or other payments received by Seller or Purchaser which are in payment of receivables or other obligations owed to Purchaser shall be the property of Purchaser. Purchaser and Seller each agrees to remit any such payments which are received by either of them and which are the property of the other party to the other party promptly upon receipt of the same. Purchaser further agrees that Seller may furnish notice to its vendors, suppliers, and customers advising of the sale of the Assets to Purchaser and requesting such vendors, suppliers, and customers to make payment of any obligations owed to Seller directly to Seller following Closing, provided that Seller shall obtain Purchaser's approval of its proposed form(s) of notification prior to any mailing or other delivery of the same.

         5.10 INVESTMENT REPRESENTATIONS BY SELLERS. In connection with any exercise of its rights under the Warrant and as matters which shall survive Closing hereunder without time limitation, Seller expressly represents, warrants, acknowledges, and agrees to and with Purchaser that:

                  (a) any stock acquired by Seller pursuant to the Warrant (the "Stock") may not have been registered under the Securities Act of 1933 or any other state securities laws (collectively, the "Securities Acts") because Purchaser may or will issue the Stock in reliance upon this Section 5.10 and the exemptions from the registration requirements of the Securities Acts providing for issuance of securities not involving a public offering;

                  (b) Seller will acquire any Stock for Seller's own account, for investment, and not with a view to the resale or distribution thereof;


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ASSET PURCHASE AGREEMENT                                                 PAGE 14

                  (c) Seller will not transfer, sell or offer for sale any portion of the Stock unless there is an effective registration or other qualification relating thereto under the Securities Act of 1933 and under any applicable state securities laws or unless the holder of the Stock delivers to Purchaser an opinion of counsel, satisfactory to Purchaser, that such registration or other qualification under such Act and applicable state securities laws is not required in connection with such transfer, offer or sale;

                  (d) Purchaser is under no obligation to register the Stock or to assist Seller in complying with any exemption from registration under the Acts if Seller should at a later date wish to dispose of the Stock;

                  (e) Prior to entering into this Agreement, Seller has made an investigation of Purchaser and its business and has obtained or had made available to Seller all information with respect thereto which Seller needed to make an informed decision to structure the transactions contemplated hereby as provided in this Agreement;

                  (f) Seller possesses adequate experience and sophistication as investors for the evaluation of the merits and risks of investment in the Stock; and

                  (g) Seller is an "accredited investor," as defined in Regulation D as promulgated under the Securities Act of 1933, as amended, (the "1933 Act").

         5.11 DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, UPON CLOSING HEREUNDER, PURCHASER ACCEPTS THE ASSETS IN THEIR "AS IS, WHERE IS" CONDITION, WITH ALL FAULTS, AND WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO CONDITION, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES.

         5.12 REIMBURSEMENT FOR CERTAIN CAPITAL EXPENDITURES. If this transaction closes, Purchaser shall reimburse Seller at the Closing for the out-of-pocket expenses incurred by Seller during negotiation of this transaction which are specifically listed on attached SCHEDULE 5.12, together with any other out-of-pocket expenses of a capital nature which are pre-approved by Purchaser in writing and which may be incurred by Seller between the date hereof and the Closing Date to increase the number of active well servicing units in the Business from the number active as of the date of this Agreement or upon maintenance or repairs of a capital nature incident to the refurbishing of any of Seller's existing well servicing units.



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ASSET PURCHASE AGREEMENT                                                 PAGE 15

                                   ARTICLE VI

                           TERMINATION AND ABANDONMENT

         6.01 TERMINATION AND ABANDONMENT. This Agreement may be terminated and the purchase and sale of the Assets abandoned at any time prior to the Closing:

                  (a)      by mutual agreement of Seller and the Purchaser;

                  (b)      by Purchaser, if the conditions set forth in Section
                           7.02 and the deliveries required by Section 7.04 shall not have been complied with and performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before the Closing Date; and

                  (c)      by Seller, if the conditions set forth in Section
                           7.03 and the deliveries required by Section 7.05 have not been complied with and performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before the Closing Date.

         6.02 RIGHTS AND OBLIGATIONS ON TERMINATION.

                  (a) If Purchaser fails or refuses to satisfy the conditions set forth in Section 7.03(a) and (b) hereof and if Seller has timely satisfied all the conditions to Purchaser's obligation to close hereunder and is not in default hereunder, Seller, as its exclusive remedy therefor, shall be entitled to receive the Break-Up Fee and any Extension Fees (as defined in Section 7.01) as liquidated damages and not a penalty for Purchaser's breach hereof.

                  (b) If Seller fails or refuses to satisfy the conditions set forth in Section 7.02(a) and (b) hereof and if Purchaser has timely satisfied all the conditions to Seller's obligation to close hereunder and is not in default hereunder, Purchaser shall be entitled to have the Break-Up Fee and any Extension Fees refunded and, in addition, shall have the right to either (i) bring claims for actual damages against the Seller for breaches of representations, warranties, covenants, or agreements made in this Agreement or in any instrument or document executed in connection herewith, subject to the limitations of Section 4.01 hereof, or (ii) seek enforcement of this Agreement at law or equity, including, without limitation, an action for specific performance of the terms of this Agreement by Seller.

                  (c) Any provisions of this Agreement to the contrary notwithstanding, if Purchaser exercises its right of termination due to non-satisfaction of the condition set forth in Section 7.02(g) relating to successful completion of the Sierra IPO, Seller shall be entitled to receive any Extension Fees and, in addition, to be reimbursed from the Break-up Fee for all fees and expenses incurred by Seller in connection with this transaction up to a maximum of $20,000.00.


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ASSET PURCHASE AGREEMENT                                                 PAGE 16

                  (d) Under no circumstances shall any party ever be entitled to recover exemplary or punitive damages in any action for the construction or enforcement of this Agreement or otherwise arising hereunder.


                                   ARTICLE VII

                                   THE CLOSING

         7.01 TIME, DATE AND PLACE OF CLOSING. Closing ("the Closing") of the transaction contemplated hereby shall take place (a) at the offices of Purchaser at 406 N. Big Spring in Midland, Texas, contemporaneously with or within thirty
(30) days following any successful completion through a national stock exchange of an initial public offering of equity in Purchaser (the "Sierra IPO"), but in no event later than February 28, 2000, said date to be at the unilateral selection of Purchaser with at least ten (10) days advance notice to Seller, or
(b) at such other time and place as the parties may hereafter mutually agree in writing. Notwithstanding the foregoing, Purchaser may unilaterally on one or more occasions extend the Closing Date for up to four additional months from the last day of February 2000 through the last day of June 2000 by depositing an extension payment in the amount of $25,000 per month with the Escrow Agent on or before the end of the calendar month for which such extension is desired (e.g. on or before February 28, 2000 for an extension through March 31, 2000). As used in this Agreement, "Extension Fees" shall mean and refer to each such $25,000 extension payment, together with all interest accruing thereon while held by the Escrow Agent. If the sale contemplated hereby is closed pursuant to the terms of this Agreement, the Extension Fees shall be paid to Seller at the Closing as additional consideration for the sale of the Assets to Purchaser. The Extension Fees shall otherwise be applied, remitted, or paid as elsewhere provided in this Agreement and the Escrow Agreement. As used herein, "Closing Date" shall mean and refer to the date upon which Closing is to occur under this Agreement, as determined in accordance with the foregoing provisions of this Section 7.01.

         7.02 CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligation of Purchaser to close under this Agreement is subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by Purchaser:

                  (a) The representations, warranties and covenants of Seller contained herein or otherwise delivered pursuant hereto shall be true in all material respects as of the date when made, shall be deemed to be made again at and as of the Closing Date, and shall be true at and as of the Closing Date;

                  (b) Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing Date;


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ASSET PURCHASE AGREEMENT                                                 PAGE 17

                  (c) No material adverse change in the Business or in the Assets shall have occurred between the date hereof and the Closing Date;

                  (d) No federal, state, or local governmental unit, agency, body or authority with competent jurisdiction over the subject matter shall have given official written notice of its intention to institute proceedings to prohibit the transaction contemplated by this Agreement, or which would interfere with the use of the Assets or the operation of the Business;

                  (e) No judgment, order, or decree shall have been rendered by any governmental authority and no action shall have been instituted or threatened by any person which has the effect of enjoining or which seeks to enjoin the consummation of the transaction contemplated by this Agreement;

                  (f) All deliveries pursuant to Section 7.04 shall have been made and shall be reasonably acceptable to Purchaser; and

                  (g) Purchaser shall have successfully consummated and completed the Sierra IPO.

         7.03 CONDITIONS TO OBLIGATIONS OF SELLER. The obligation of Seller to close under this Agreement is subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by the Seller:

                  (a) The representations, warranties, and covenants of Purchaser contained herein or otherwise delivered pursuant hereto shall be true as of the date when made, shall be deemed to be made again at and as of the Closing Date, and shall be true at and as of the Closing Date;

                  (b) Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Purchaser prior to or at the Closing Date;

                  (c) No federal, state, or local governmental unit, agency, body, or authority with competent jurisdiction over the subject matter shall have given official written notice of its intention to institute proceedings to prohibit the transaction contemplated by this Agreement, or which would interfere with the use of the Assets or the operation of the Business; and

                  (d) No judgment, order, or decree shall have been rendered by any governmental authority and no action shall have been instituted or threatened by any person which has the effect of enjoining or which seeks to enjoin the consummation of the transaction contemplated by this Agreement.


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ASSET PURCHASE AGREEMENT                                                 PAGE 18

         7.04 DELIVERIES BY SELLER AT THE CLOSING. At the Closing, Seller shall execute, acknowledge, and/or deliver, as appropriate, to Purchaser the following:

                  (a) The certificate of Seller confirming the truth and accuracy of all representations and warranties of Seller under this Agreement as of the Closing Date and the performance by Seller of all material obligations required to be performed by Seller under this Agreement at or prior to Closing;

                  (b) Evidence that all consents necessary in connection with this transaction have been obtained (which shall consist of the original copies of all consents required to be obtained in writing and a certificate from Seller stating that all other consents have been obtained);

                  (c) Evidence that all liens or encumbrances of any kind on the Assets shall have been released and/or a termination statement shall have been filed as of the Closing Date;

                  (d) An assignment and bill of sale substantially identical in form and substance to that attached hereto as EXHIBIT H (the "Assignment and Bill of Sale"), conveying all of the Assets other than any Contracts which Purchaser has not elected to assume pursuant to this Agreement or for which Seller has been unable to obtain requisite consents to assignment from applicable third parties;

                  (e) All titles and other registration documents necessary to transfer title to the rigs, motor vehicles, and other tangible personalty shown on attached EXHIBIT B to Purchaser;

                  (f) A non-competition agreement that is substantially identical in form and substance to that attached hereto as EXHIBIT I (the "Non-Competition Agreement");

                  (g) At the option of Purchaser, a lease that is substantially identical in form and substance to that attached hereto as EXHIBIT J, duly executed by the fee owner(s) of such property (the "Yard Lease"), together with a Phase I environmental assessment covering the leased premises that is reasonably satisfactory to Purchaser.

         7.05 DELIVERIES BY PURCHASER AT THE CLOSING. At the Closing, Purchaser shall execute, acknowledge, and/or deliver, as appropriate, to Seller the following:


--------------------------------------------------------------------------------
ASSET PURCHASE AGREEMENT                                                 PAGE 19

                  (a) The certificate of Purchaser confirming the truth and accuracy of all representations and warranties of Purchaser under this Agreement as of the Closing Date and the performance by Purchaser of all material obligations required to be performed by Purchaser under this Agreement at or prior to Closing;

                  (b) Appropriate evidence of the authority of Purchaser to enter into and perform its obligations under this Agreement and of each signatory officer to act on behalf of Purchaser in connection therewith;

                  (c)      The Purchase Price in immediately available funds;

                  (d)      The Note;

                  (e)      The Security Agreement

                  (f)      The Warrant;

                  (g)      The Assignment and Bill of Sale;

                  (h)      The Non-Competition Agreement; and

                  (i)      At the option of Purchaser, the Yard Lease.


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         8.01 FURTHER ASSURANCES; FURTHER COOPERATION. The parties to this Agreement shall undertake to perform their obligations under this Agreement, to satisfy all conditions, and to cause the transaction contemplated by this Agreement to be carried out in accordance with the terms of this Agreement. Upon the execution of this Agreement and thereafter, each party shall do such things as may be reasonably requested by the other party hereto in order more effectively to consummate or document the transaction contemplated by this Agreement. Seller agrees to cooperate reasonably with Purchaser in connection with Purchaser's application for the transfer, renewal or issuance of any permits, licenses, approvals, or other authorizations or to satisfy any regulatory requirements involving the transfer of the Business to Purchaser.

         8.02 NOTICES. Any notice or communication required or permitted hereunder shall be given in writing, shall refer specifically to the section of this Agreement under which it is given or to which it is applicable, and shall be sent by (a) personal delivery, (b) expedited delivery service with proof of delivery, (c) United States mail, postage prepaid, registered or certified mail, or (d)


--------------------------------------------------------------------------------
ASSET PURCHASE AGREEMENT                                                 PAGE 20
telecopy (provided that such telecopy is confirmed by expedited delivery service or by mail in the manner previously described) addressed as follows:

         If to Seller:              William K. Durham
                                    P. O. Box 153
                                    Kingsville, Texas 78364
                                    Telephone: (800) 542-3130
                                    Facsimile: (361) 592-3166

         With a copy:               E. V. Bonner, Jr.
                                    Porter, Rogers, Dahlman & Gordon
                                    800 N. Shoreline, Suite 800
                                    Corpus Christi, Texas 78401
                                    Telephone: (361) 880-5828
                                    Facsimile: (361) 880-5844

         If to Purchaser:           Sierra Well Service, Inc.
                                    406 N. Big Spring
                                    Midland, Texas 79701
                                    Attn: Ken Huseman, President
                                    Telephone: (915) 570-0829
                                    Facsimile: (915) 570-0487

         With a copy:               William M. Kerr, Jr.
                                    Kerr & Ward, L.L.P.
                                    P. O. Box 2858
                                    Midland, Texas 79702
                                    Telephone: (915) 684-9990
                                    Facsimile: (915) 684-9997

or to such other address or to the attention of such other persons as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telecopy upon receipt.

         8.03 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         8.04 CAPTIONS; DEFINITIONS. The titles or captions of articles, sections, and subsections contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision


--------------------------------------------------------------------------------
ASSET PURCHASE AGREEMENT                                                 PAGE 21
hereof. The parties agree to all definitions in the statement of parties to this Agreement and in the other introductory language to this Agreement.

         8.05 CONTROLLING LAW; AMENDMENT; WAIVER; REMEDIES CUMULATIVE. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas. This Agreement may not be altered or amended except in writing signed by Purchaser and Seller. The failure of any party hereto at any time to require performance of any provisions hereof shall in no manner affect the right to enforce the same. Except as set forth in Section 4.01, no waiver by any party hereto of any condition, or of the breach of any term, provision, warranty, representation, agreement, or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement, or covenant herein contained.

         8.06 POST CLOSING ACCESS. Seller and the Purchaser shall have reasonable access to all books and records of the Business, and the parties hereto shall furnish to each other any information or copies of any document which may be relevant in connection with any tax matter requiring such information and shall provide such other assistance in this connection as the parties reasonably request, at no cost to the party to which the request is made. Without limiting the foregoing, Seller further agrees that, upon request by Purchaser following Closing, it will execute and deliver to Purchaser or its accountants such audit response letters and further confirmations as Purchaser or its accountants may reasonably require for purposes of verification of the accuracy, validity, and completeness of all financial and other information provided or made available by Seller in connection with the transactions contemplated by this Agreement, provided, however, that the recourse of Seller under any such letters or confirmations shall be limited to accord with the limitations of recourse upon Seller under this Agreement.

         8.07 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the transaction contemplated and supersedes all prior negotiations, understandings, and agreements, both written and oral, among the parties with respect thereto.

         8.08 NO PRESUMPTION. Neither this Agreement nor any other agreement between the parties nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto or thereto, whether under any rule of construction or otherwise. On the contrary, this Agreement and the other agreements between the parties have been reviewed by the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

         8.09 COUNTERPARTS. This Agreement may be executed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of all of the parties to this Agreement. This Agreement shall become effective when one or more counterparts have been signed by each of the parties to this Agreement and delivered


--------------------------------------------------------------------------------
ASSET PURCHASE AGREEMENT                                                 PAGE 22
to each of the other parties to this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts.





                      [THIS SPACE INTENTIONALLY LEFT BLANK]



--------------------------------------------------------------------------------
ASSET PURCHASE AGREEMENT                                                 PAGE 23

         DULY EXECUTED by the parties hereto as of the day and year first above written.

                                             SELLER:
                                             /s/ WILLIAM K. DURHAM
                                             -----------------------------------
                                             WILLIAM K. DURHAM d/b/a TRINITY
                                             SERVICES


                                             PURCHASER:

                                             SIERRA WELL SERVICE, INC.


                                             By: /s/ CHARLES SWIFT
                                                --------------------------------
                                             Printed Name: CHARLES SWIFT
                                                          ----------------------
                                             Title: Vice President
                                                   -----------------------------


LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A                           EXCLUDED PERSONAL ITEMS
EXHIBIT B                           THE TANGIBLE PERSONALTY
EXHIBIT C                           THE CONTRACTS
EXHIBIT D                           THE NOTE
EXHIBIT E                           THE SECURITY AGREEMENT
EXHIBIT F                           THE ESCROW AGREEMENT
EXHIBIT G                           THE WARRANT
EXHIBIT H                           THE ASSIGNMENT AND BILL OF SALE
EXHIBIT I                           THE NON-COMPETITION AGREEMENT
EXHIBIT J                           THE YARD LEASE


SCHEDULE 1.02                       ALLOCATION OF PURCHASE PRICE
SCHEDULE 5.01(h)                    EXISTING INSURANCE POLICIES
SCHEDULE 5.12                       REIMBURSABLE EXPENSES


--------------------------------------------------------------------------------
ASSET PURCHASE AGREEMENT                                                 PAGE 24

                                    EXHIBIT D

                             SECURED PROMISSORY NOTE

$250,000.00                      Kingsville, Texas            ____________, 2000

         FOR VALUE RECEIVED, the undersigned, SIERRA WELL SERVICE, INC., a Delaware corporation ("Maker"), promises to pay to the order of WILLIAM K. DURHAM d/b/a TRINITY SERVICES ("Payee"), at P. O. Box 153, Kingsville, Texas 78364, the principal sum of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00), together with interest on the unpaid principal balance from day to day outstanding prior to default or maturity at a floating per annum rate which shall from quarter to quarter be equal to the lesser of (i) the Prime Rate (hereinafter defined) in effect hereunder (the "Established Rate") (calculated on the basis of actual days elapsed in a year consisting of 365 or 366 days, as appropriate) or (ii) the Maximum Rate (hereinafter defined) (calculated on the basis of actual days elapsed in a year consisting of 365 or 366 days, as appropriate). The interest rate on this Note shall initially be determined as of the first Friday most immediately preceding the date of this Note that is a business day (the "Initial Determination Date") and shall thereafter be redetermined quarterly until maturity based upon the Prime Rate in effect as of the first Friday most immediately preceding each ensuing calendar quarter from the date hereof that is a business day (each such date being hereinafter referred to as a "Redetermination Date"). Each change in the rate of interest charged hereunder shall, subject to the terms hereof, become effective, without notice to Maker, upon the applicable quarterly adjustment date (as opposed to the Redetermination Date). If at any time and from time to time the Established Rate exceeds the Maximum Rate, thereby causing the interest payable to be limited to the Maximum Rate, then any subsequent reduction in the Established Rate shall not reduce the rate of interest hereunder below the Maximum Rate until the total amount of interest accrued hereon equals the amount of interest that would have accrued if the Established Rate had at all times been in effect. All past due principal of and accrued interest on this Note shall bear interest at the Maximum Rate.

         As used herein, "Prime Rate" shall mean the floating rate of interest denominated and published as such by the Wall Street Journal on the Initial Determination Date and thereafter on each applicable Redetermination Date.

         As used herein, "Maximum Rate" shall mean the maximum non-usurious rate of interest that at any time, or from time to time, may be contracted for, taken, reserved, charged, or received under applicable law on the indebtedness evidenced by this Note, after taking into account, to the extent required by applicable law, any and all relevant payments, charges, or other amounts under this Note and all instruments securing payment of this Note. To the extent that Chapter 303 of the Texas Finance Code, as amended, is relevant for purposes of determining the Maximum Rate, Payee hereby notifies Maker that the applicable rate ceiling shall be the "applicable interest rate ceiling" from time to time in effect, as limited by Section 303.009 of the Texas Finance Code, as amended; provided, however, that to the extent permitted by applicable law, Payee reserves the right to change the applicable rate ceiling from time to time by further notice to Maker; and, provided further, that the Maximum Rate shall not be limited to the applicable interest rate ceiling under Chapter 303 if federal laws or other state laws now or hereafter in effect and applicable to this Note (and the interest contracted for, charged and collected hereunder) shall permit a higher rate of interest.

         The principal of this Note is due and payable fifteen (15) months from the date hereof. Interest on this note is due and payable monthly as it accrues, commencing on the first day of the first month following the month of Closing under the Asset Purchase Agreement (hereinafter defined) and continuing on the first day of each month thereafter until the entire principal balance and all accrued and unpaid interest on this note have been paid in full. This Note may be prepaid in whole or in part without penalty. Partial prepayments shall be applied first to any accrued and unpaid interest and the balance remaining, if any, to principal.

         This Note is secured by that certain Security Agreement of even date herewith, between Maker, as Debtor, and Payee, as Secured Party, covering all of the collateral therein described.

         It is understood and agreed that in the event of default in the payment of this Note or any installment hereof, principal or interest, and if such default shall continue unremedied for more than ten (10) days following written notice thereof from Payee to Maker, or in the event of any default (other than non-payment of this Note) in any instrument securing payment of this Note and if such default shall continue unremedied for more than thirty (30) days following written notice thereof from Payee to Maker, the entire principal balance of and all accrued and unpaid interest on this Note shall at once become due and payable without notice, at the option of Payee. Failure by Payee to exercise this option on any one or more occasions shall not constitute a waiver of the right to exercise such option in the event of subsequent default.

         Except as otherwise herein expressly provided, the makers, signers, sureties, and endorsers of this Note jointly and severally waive demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment hereof, diligence in collecting, grace, notice, and protest, and agree to one or more extensions for any period or periods of time and partial payments, before or after maturity, without prejudice to Payee; and if this Note shall be collected by legal proceedings or through probate or bankruptcy court, or shall be placed in the hands of an attorney for collection after default or maturity, Maker agrees to pay all costs of collection, including reasonable attorney's fees.

         All agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, are hereby limited so that under no contingency, whether by reason or demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged, or received by Payee exceed the Maximum Rate. If, for any circumstance whatsoever, interest would otherwise be payable to Payee in excess of the Maximum Rate, the interest payable to Payee hereunder shall be reduced to the Maximum Rate; and if for any circumstance Payee shall ever receive anything of value deemed interest by applicable law in excess of the Maximum Rate, then an amount equal to any such excess shall be applied to the reduction of the principal hereof and not the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Maker. All interest paid or agreed to be paid to Payee shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest hereon for such full period shall not exceed the Maximum Rate.

         This Note is in all respects subject to that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of February 10, 2000, between Payee, as Seller, and Maker, as Purchaser.

         This Note shall be governed by and construed in accordance with the laws of the State of Texas.

                                             SIERRA WELL SERVICE, INC.


                                             By:
                                                --------------------------------
                                             Printed Name:
                                                          ----------------------
                                             Title:
                                                   -----------------------------

                                    EXHIBIT G

                               WARRANT CERTIFICATE

THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE "ACTS") AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT PURSUANT TO THE ACTS OR IN RELIANCE ON EXEMPTIONS THEREFROM.

                               WARRANT CERTIFICATE

Number of Warrants:__________                                  Warrant No. _____

         This Warrant Certificate ("Warrant Certificate") certifies that, for value received,

                                WILLIAM K. DURHAM

is the registered holder of the number of Warrants (the "Warrants") set forth above. Each Warrant entitles the holder thereof, at any time or from time to time on or before the Expiration Date, to purchase from the Company one fully paid and nonassessable share of Common Stock at the Exercise Price, subject to adjustment as provided herein.

         As used in this Warrant Certificate, the following terms shall have the following respective meanings:

         "Asset Purchase Agreement" means that certain Asset Purchase Agreement dated as of February 10, 2000, between William K. Durham d/b/a Trinity Services, as Seller, and the Company, as Purchaser.

         "Common Stock" means the common stock, no par value per share, of the Company, or such other class of securities as shall then represent the common equity of the Company.

         "Company" means Sierra Well Service, Inc., a Delaware corporation.

         "Exercise Price," subject in all circumstances to adjustment in accordance with Section 3, means $______ per share.

         "Expiration Date" means 5:00 p.m., New York City Time, on the day which is the later of (i) eighteen (18) months following the date of any Sierra IPO (as defined in the Asset Purchase Agreement) or (ii) one (1) year following retirement in full of the indebtedness evidenced by the Note (as defined in the Asset Purchase Agreement).

         "Issuance Date" means _____________________, 2000.

         1. EXERCISE OF WARRANTS. (a) The Warrants may be exercised in whole or in part by presentation and surrender at the office of the Company specified herein of (i) this Warrant Certificate with the Election To Exercise, attached hereto as Exhibit A, duly completed and executed, and (ii) payment of the Exercise Price, by bank draft or cashier's check, for the number of Warrants being exercised. If the holder of this Warrant Certificate at any time exercises less than all the Warrants, the Company shall issue to such holder a Warrant Certificate identical in form to this Warrant Certificate, but evidencing a number of Warrants equal to the number of Warrants originally represented by this Warrant Certificate less the number of Warrants previously exercised. Likewise, upon the presentation and surrender of this Warrant Certificate at the office of the Company and at the request of the holder, the Company will, at the option of the holder, issue to the holder in substitution for this Warrant Certificate one or more warrant certificates in identical form and for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

                  (b) To the extent that the Warrants have not been exercised at or prior to the Expiration Date, such Warrants shall expire and the rights of the holder shall become void and of no effect.

         2. RESTRICTIONS ON TRANSFER. The Warrants evidenced hereby have not been registered under the Securities Act of 1933, as amended, or under any state securities law (collectively, the "Acts"), in reliance on exemptions from the registration provisions thereof. The holder hereof acknowledges that the Warrants may not be directly or indirectly sold, transferred or otherwise disposed of in violation of the provisions of the Acts. Any purported sale, transfer or other disposition of the Warrants in violation of this provision shall be void and the Company shall not be required to recognize the same. Compliance with this provision is the responsibility of the holder. The Company shall deem and treat the registered holder of this Warrant Certificate as the true and lawful owner of the Warrants for all purposes, any claims of another person to the contrary notwithstanding.

         3. ANTIDILUTION ADJUSTMENTS. The shares of Common Stock purchasable on exercise of the Warrants are shares of Common Stock as constituted as of the Issuance Date. The number and kind of securities purchasable upon the exercise of the Warrants, and the Exercise Price, shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                  (a) Mergers, Consolidations and Reclassifications. In case of any reclassification or change of outstanding securities issuable upon exercise of the Warrants at any time after the Issuance Date (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination to which subsection 3(b) applies), or in case of any consolidation or merger of the Company with or into another entity or other person (other than a merger with another entity or other person in which the Company is the surviving corporation and which does not result in any reclassification or change in the securities issuable upon exercise of this Warrant), the holder of the Warrants shall have, and the Company, or such successor corporation or other entity, shall covenant in the constituent documents effecting any of the foregoing transactions that such holder does have, the right to obtain upon the exercise of the Warrants, in lieu of each share of Common Stock, other securities, money or other property theretofor issuable upon exercise of a Warrant, the kind and amount of shares of stock, other securities, money or other property receivable upon such reclassification, change, consolidation or merger by a holder of the shares of Common Stock, other securities, money or other property issuable upon exercise of a Warrant if the Warrants had been exercised immediately prior to such reclassification, change, consolidation or merger. The constituent documents effecting any such reclassification, change, consolidation or merger shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this subsection 3(a). The provisions of this subsection 3(a) shall similarly apply to successive reclassifications, changes, consolidations or mergers.

                  (b) Subdivision and Combinations. If the Company, at any time after the issuance Date, shall subdivide its shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of shares of Common Stock purchasable upon exercise of the Warrants shall be proportionately increased, as at the effective date of such subdivision, or if the Company shall take a record of holders of its Common Stock for such purpose, as at such record date, whichever is earlier. If the Company, at any time after the Issuance Date, shall combine its shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares of Common Stock purchasable upon exercise of the Warrants shall be proportionately reduced, as at the effective date of such combination, or if the Company shall take a record of holders of its Common Stock for purposes of such combination, as at such record date, whichever is earlier.

                  (c) Dividends and Distributions. If the Company at any time after the Issuance Date shall declare a dividend on its Common Stock payable in stock or other securities of the Company or of any other corporation or other entity, or in property or otherwise than in cash, to the holders of its Common Stock, the holder of a Warrant shall, without additional cost, be entitled to receive upon any exercise of a Warrant, in addition to the Common Stock to which such holder would otherwise be entitled upon such exercise, the number of shares of stock or other securities or property which such holder would have been entitled to receive if he had been a holder immediately prior to the record date for such dividend (or, if no record date shall have been established, the payment date for such dividend) of the number of shares of Common Stock purchasable on exercise of such Warrant immediately prior to such record date or payment date, as the case may be.

                  (d) Items Constituting Common Stock. For the purposes of this
Section 3, the term "shares of Common Stock" shall mean shares of (i) the class of stock designated as the Common Stock at the date hereof or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, because of an adjustment pursuant to subsection (a), the Warrants shall entitle the holders to purchase any securities other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 3.

                  (e) Calculation of Exercise Price. The Exercise Price in effect from time to time shall be calculated to four decimal places and rounded to the nearest thousandth.

         4. NOTICE OF ADJUSTMENTS. Whenever the Exercise Price or the number of shares of Common Stock is required to be adjusted as provided in Section 3, the Company shall forthwith compute the adjusted Exercise Price or the number of shares of Common Stock issuable and shall prepare and mail to the holder hereof a certificate setting forth such adjusted Exercise Price or such number of shares of Common Stock, showing in reasonable detail the facts upon which the adjustment is based.

         5. NOTICES TO WARRANT HOLDERS. In the event:

                  (a) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or sale of all or substantially all of the assets of the Company, or of any reclassification or change of the Common Stock or other securities issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock (or other securities issuable upon the exercise of the Warrants); or

                  (b) the Company shall declare any dividend (or any other distribution) on the Common Stock, other than regular cash dividends; or

                  (c) the Company shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of any class or series of capital stock; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be sent to the holder hereof, at least 30 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, a written notice stating (x) the date for the determination of the holders of record of shares of Common Stock (or other securities issuable upon the exercise of the Warrants) entitled to receive any such dividends or other distribution, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock (or other securities issuable upon the exercise of the Warrants), or (z) the date on which any of the events specified in subsections (a)-(e) is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock (or other securities issuable upon the exercise of the Warrants) shall be entitled to exchange such shares for securities or other property, if any, deliverable upon any such event. Failure to give such notice or any defect therein shall not affect the legality or validity of any such event, or the vote upon any such action.

         6. REPORTS TO WARRANT HOLDERS. The Company will cause to be delivered, by first class mail, postage prepaid, to the holder at such holder's address appearing hereon, or such other address as the holder shall specify, a copy of any reports delivered by the Company to the holders of Common Stock.

         8. COVENANTS OF THE COMPANY. The Company covenants and agrees that:

                           (a) Until the Expiration Date, the Company shall at
all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock (and other securities), for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock (and other securities) upon the exercise of the Warrants, the number of shares of Common Stock (and other securities) issuable upon the exercise of such Warrants.

                           (b) The Company shall pay all expenses, taxes (other
than stock transfer taxes or charges) and other charges payable in connection with the preparation, issuance and delivery of new warrant certificates on transfer of the Warrants.

                           (c) All Common Stock (and other securities) which may
be issued upon exercise of the Warrants shall upon issuance be validly issued, fully paid, non-assessable and free from all preemptive rights and all taxes, liens and charges with respect to the issuance thereof, and will not be subject to any restrictions on voting or transfer thereof except as set forth in any stockholders agreement.

                           (d) All original issue taxes payable in respect of
the issuance of shares of Common Stock to the registered holder hereof upon the exercise of the Warrants shall be borne by the Company; provided, that the Company shall not be required to pay any tax or charge imposed in connection with any transfer involved in the issuance of any certificate representing shares of Common Stock (and other securities) in any name other than that of the registered holder hereof, and in such case the Company shall not be required to issue or deliver any certificate representing shares of Common Stock (and other securities) until such tax or other charge has been paid or it has been established to the Company's satisfaction that no such tax or charge is due.

         8. NO RIGHTS AS STOCKHOLDER. The holder of the Warrants shall not, by virtue of holding such Warrants, be entitled to any rights of a stockholder of the Company either at law or in equity, and the rights of the holder of the Warrants are limited to those expressed herein.

         9. NOTICES. All notices provided for hereunder shall be in writing and may be given by registered or certified mail, return receipt requested, telex, telegram, telecopier, air courier guaranteeing overnight delivery of personal delivery, if to the holder at the following address:

                           William K. Durham
                           P.O. Box 153
                           Kingsville, Texas 78364
                           Telephone:
                                     ------------------
                           Facsimile:
                                     ------------------

and, if to the Company:

                           Sierra Well Service, Inc.
                           406 N. Big Spring, Suite 300
                           Midland, Texas 79701
                           Attention: President
                           Telecopier (915) 570-0598

         10. GOVERNING LAW. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Texas without regard to principles of conflict of laws.

         11. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT CERTIFICATES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, then, in the absence of notice to the Company that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a substitute Warrant Certificate of the same tenor and evidencing a like number of Warrants.

         12. ASSET PURCHASE AGREEMENT. This Warrant Certificate and the obligations of the Company hereunder are issued and incurred pursuant to, and are in all respects subject to, the Asset Purchase Agreement, the terms of which are incorporated herein by reference for all purposes.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed this ___________day of ____________________, 2000, by the undersigned, thereunto duly authorized.

                                        SIERRA WELL SERVICE, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------